Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.3
ELECTRIC VEHICLE FLEET PURCHASE AGREEMENT

This ELECTRIC VEHICLE FLEET PURCHASE AGREEMENT (hereinafter “AGREEMENT”) is made and entered into on July 11, 2022 (“EFFECTIVE DATE”) by and between Walmart Inc., a Delaware Corporation (hereinafter “WALMART”), and Canoo Sales, LLC., a Delaware Corporation (hereinafter “CANOO”). WALMART and CANOO may each be referred to herein as a “PARTY” or collectively as the “PARTIES”.

RECITALS

WHEREAS, WALMART is a retailer of consumer products with a logistics program enabling localized delivery of goods by truck and automobile to customers on behalf of itself and third-party retailers.

WHEREAS, CANOO is a technology company which has developed a unique brand of electric-powered vehicles that Walmart has an interest in utilizing for purposes of its logistics program.

WHEREAS, WALMART desires to purchase from CANOO, and CANOO desires to sell to WALMART, a fleet of at least four thousand five hundred (4,500) CANOO VEHICLES (as defined below) over a five-year period pursuant to the pricing and other terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereof, and the payments to be made hereunder, the parties hereby agree as follows:

TERMS AND CONDITIONS

SECTION 1. DEFINITIONS.
For purposes of this AGREEMENT, the following terms shall have the meanings ascribed to them below. Other defined terms not included in this section are defined elsewhere in the body of the AGREEMENT.

a.“AFFILIATE” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with a PARTY. For purposes of this Agreement, control shall mean the ability to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation.
b.“ACCEPTANCE” shall mean WALMART’s acceptance of VEHICLE(s) duly DELIVERED in accordance with Section 4.c. of this AGREEMENT.

c.“CONTRACT DOCUMENTS” shall mean this AGREEMENT, its exhibits, CHANGE ORDERS, written amendments, and any other documents that are incorporated by reference or expressly made part of this AGREEMENT.

d.“CHANGE ORDER” shall mean a signed written instrument executed by both WALMART and by CANOO stating their mutual agreement to modify the quantity, quality, or other aspect of the VEHICLES purchased pursuant to a PURCHASE ORDER.

e.“DELIVERY” shall mean the physical delivery of VEHICLES in conformity with applicable SPECIFICATIONS to a DELIVERY LOCATION (as defined in Section 6), as designated by WALMART, ready for ACCEPTANCE.

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
f.“DELIVERY SCHEDULE” shall mean the timeframe(s) and location(s) for CANOO to deliver VEHICLES to WALMART pursuant to this AGREEMENT, which shall be reflected in Exhibit “C” the terms of which are herein incorporated by this reference.

g.“NONCONFORMING VEHICLE” shall mean any VEHICLE received from CANOO pursuant to a PURCHASE ORDER that does not fully conform to the SPECIFICATONS. Where the context requires, NONCONFORMING VEHICLES are deemed to be VEHICLES for purposes of this AGREEMENT.

h.“PAYMENT SCHEDULE” shall mean the timeframe for WALMART to make payments to CANOO for its DELIVERY of VEHICLES pursuant to this AGREEMENT, which shall be reflected in Exhibit “B” the terms of which are herein incorporated by this reference.

i.“PURCHASE ORDER” shall mean WALMART’s written submission of a request to purchase a specific model and quantity of VEHICLES within the total quantity(s) allowed under this AGREEMENT. Such PURCHASE ORDERS shall substantially conform to the format attached hereto as Exhibit “D”.

j.“RESIDUAL VALUE (RV)” shall mean the resale value of the vehicle after use which includes a depreciation factor to account for model year, normal driving conditions, battery depreciation, and average miles used.  The residual value may vary depending on the use case, miles logged and condition of the vehicle upon return. The guiding [***] after [***] and [***] will be between [***] MSRP. Due to very limited availability of market data, both parties review the market development after [***].

k.“SPECIFICATIONS” shall mean all the dimensions, quantities, provisions, and requirements describing the VEHICLE(s) under purchase as listed in Exhibit “A” and any applicable CHANGE ORDERS.

l.“VEHICLE(s)” shall mean the vehicles, as contemplated by the SPECIFICATIONS, including [***] to be manufactured and delivered by CANOO, and purchased by WALMART hereunder pursuant to the SPECIFICATIONS.

SECTION 2. VEHICLE PRODUCTION AND CHANGE ORDERS.

a.CANOO agrees to design, build, sell, and deliver to WALMART and Walmart agrees to purchase at least four thousand five hundred (4,500) VEHICLE(s) as particularly described by the SPECIFICATIONS over a five (5) year period commencing on the EFFECTIVE DATE.

b.WALMART shall specify the actual quantity of VEHICLES it desires to purchase at any given time under this AGREEMENT through the submission of PURCHASE ORDERS throughout the period of five (5) years from the EFFECTIVE DATE.

c.Each PARTY has the right to request a quality or quantity variation to PURCHASE ORDER by providing a written notice to the other PARTY within [***] after a PURCHASE ORDER is duly accepted by CANOO providing reasonable details of the requested change. The PARTY receiving a requested change will promptly respond to such request in writing, but in any event, within [***] after receipt thereof, indicating whether or not it accepts the requested change and its good faith estimate of the effects of the change. Neither PARTY shall be obligated to accept any quality or quantity variation. For purposes of clarity, no requested change will be implemented or binding on the PARTIES unless and until the CHANGE ORDER has been signed by both PARTIES.

SECTION 3. PRICE AND PAYMENT.

a.In consideration of delivering and transferring title to the VEHICLE(s) to WALMART in conformity with the SPECIFICATIONS and DELIVERY SCHEDULE in compliance with any applicable CHANGE ORDERS, WALMART agrees to pay an amount not to exceed [***] per VEHICLE (inclusive of taxes and other applicable fees) (“UNIT PRICE CAP”) for up to a total

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
of four thousand five hundred (4,500) VEHICLES. The actual VEHICLE purchase price shall depend on the model ordered via PURCHASE ORDER.

b.WALMART shall also have the option, at its sole discretion, to purchase up to an additional five thousand five hundred (5,500) VEHICLES at the UNIT PRICE CAP pursuant to a delivery schedule yet to be negotiated, but otherwise upon the same general terms and conditions as set forth in this AGREEMENT.

c.For all VEHICLES purchased at or below the UNIT PRICE CAP pursuant to this AGREEMENT, there shall be [***].

d.Invoices shall be tendered to WALMART pursuant to the protocols described in Section 10.

e.Payment shall be made pursuant to the PAYMENT SCHEDULE attached as Exhibit “B”.

SECTION 4. DELIVERY; TITLE TRANSFER; AND INSPECTION.

a.The PARTIES agree that PURCHASE ORDERS in conjunction with the DELIVERY SCHEDULE shall govern the timeframe for DELIVERY of VEHICLES hereunder. WALMART shall grant CANOO reasonable extension(s) for CANOO to comply with the DELIVERY SCHEDULE due to delays caused by WALMART or delays caused by a Force Majeure Event, and such extension(s) shall last only as long as the actual delay caused by WALMART or such Force Majeure Event.

b.CANOO shall convey title of the VEHICLE(S) to WALMART upon CANOO’s tender of such VEHICLE(S) under any PURCHASE ORDER to [***] selected by [***]. For the avoidance of doubt, title to the VEHICLES shipped under any PURCHASE ORDER passes to WALMART upon [***] of the VEHICLES [***] (i.e., FOB [***]).

c.WALMART shall have [***]to perform an inspection of every VEHICLE following DELIVERY and prior to ACCEPTANCE (the “INSPECTION PERIOD”). During the INSPECTION PERIOD, WALMART shall either accept or, only if any such VEHICLE is a NONCONFORMING VEHICLE, reject such VEHICLE. WALMART will be deemed to have accepted the VEHICLES unless it provides CANOO with written notice that any NONCONFORMING within [***] following the INSPECTION PERIOD. If, due to the DELIVERY SCHEDULE, an inspection cannot be performed contemporaneous with DELIVERY, WALMART will take provisional ACCEPTANCE of the VEHICLE(s) without waiving the right to reject DELIVERY due to failure to comply with any SPECIFICATIONS.

d.CANOO agrees and covenants to execute all documents that are necessary to finalize transfer of title and registration upon the VEHICLE(s) to WALMART. Upon DELIVERY of VEHICLES, CANOO shall provide the training consistent with the protocol described in DELIVERY SCHEDULE.

SECTION 5. TERM OF AGREEMENT.

This AGREEMENT shall commence immediately upon mutual execution and shall continue for five (5) years, unless extended by mutual agreement in writing. CANOO’s obligations under this AGREEMENT will continue beyond the conclusion or termination of this AGREEMENT with respect to any VEHICLES ordered but not delivered prior to the conclusion or termination of this AGREEMENT, unless otherwise agreed in writing by WALMART.

SECTION 6. F.O.B. DELIVERY.

CANOO shall, [***], transport any VEHICLE(s) called for within the CONTRACT DOCUMENTS to WALMART’S designated DELIVERY location(s) in Exhibit “C” (“DELIVERY LOCATIONS”). Any and all risk of loss, damage or injury to the VEHICLE shall transfer to WALMART [***] for

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
that VEHICLE. CANOO, will coordinate the shipping of the VEHICLE to WALMART via [***]. The PARTIES agree that risk of loss to the VEHICLES shipped under a PURCHASE ORDER passes to WALMART [***] (i.e., FOB [***]). At all times prior to Delivery, the VEHICLE will be fully insured by [***] in accordance with the terms of this AGREEMENT.

SECTION 7. CONDITION OF TITLE AND GOODS.

CANOO represents that it owns the VEHICLE(s) free and clear of all liens and encumbrances and that it has the authority and shall convey good and marketable title to the VEHICLE(s). The VEHICLE(s) delivered shall conform in all respects to the SPECIFICATIONS. Any VEHICLE(s) purchased by WALMART pursuant to a PURCHASE ORDER shall be new and warranted to be fit for the purposes specified in the SPECIFICATIONS and any ordinary purposes for which the VEHICLES are intended to be used, including, without limitation, fit to be driven safely on the roads for the duration(s) as provided for in the SPECIFICATIONS. In the event any VEHICLE(s) delivered with [***], and even though the VEHICLE(s) [***], CANOO shall, [***].

SECTION 8. VEHICLE WARRANTY; MAINTENANCE AND RECALLS.

a.CANOO sells the VEHICLE(s) with a MPP1 powertrain (skateboard) warranty for [***]), a Battery warranty of [***]and a “Top Hat” warranty covering [***] for a period of [***] (collectively “WARRANTY”). The WARRANTY covers the [***]to ensure that the VEHICLE(s) is/are mechanically operational, sound and up to SPECIFICATION. The term of the WARRANTY shall be [***]. [***].

b.To the extent a VEHICLE will require software updates, [***] period, CANOO [***].

c. IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES UNDER THIS AGREEMENT, IF, AFTER A REASONABLE NUMBER OF ATTEMPTS, CANOO, OR ITS AGENT IS UNABLE TO REPAIR OR CORRECT ANY NON-CONFORMITY, DEFECT, OR CONDITION WHICH RESULTS, IN EACH CASE, [***] CANOO [***]

d.The WARRANTY and any other express warranties with respect to the VEHICLES contained in this AGREEMENT do not apply to any VEHICLE that has been damaged by being (i) [***]. Notwithstanding the foregoing [***] for which the VEHICLES will be deployed shall not void the WARRANTY or any other express warranties with respect to the VEHICLES contained in this AGREEMENT.

e.Upon the occurrence of a RECALL (as defined below) or recurring defect or non-conformity (as described in Section 8.d) involving the VEHICLES, the PARTIES agree that they shall share with each other such information as is necessary or appropriate to facilitate RECALL efforts and efforts to address such recurring defects or non-conformities, subject to the requirement of applicable laws. The PARTIES shall cooperate reasonably in connection with any such RECALL or effort to address a recurring defects. For purposes of this AGREEMENT, “RECALL” shall mean a determination by a governmental authority or by CANOO that a VEHICLE contains a defect related to motor vehicle safety, emissions compliance or otherwise fails to comply with applicable laws, such that a recall is necessary under applicable laws.

SECTION 9. INDEMNIFICATION.

a. Each Party and their Affiliates, officers, employees, agents, representatives, collectively an “Indemnifying Party” subject to the terms and condition set forth herein shall indemnify, defend, release and save and hold harmless the other PARTY, its officers, employees, agents, representatives Affiliates, and all their respective officers, board, employees, agents and contractors (“the Indemnified Party”) from and against any and all (1) damages, including but not limited to loss of use, to property or injuries to or death of any person or persons, and (2) claims, demands, suits, actions, liabilities, costs, expenses (including but not limited to reasonable attorney fees, expert witness fees and all associated defense fees),

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
causes of action, or other legal, equitable or administrative proceedings of any kind or nature whatsoever (collectively, “LOSSES”), of or by any third-party, regardless of the legal theories upon which premised, including but not limited to contract, tort, express and/or implied warranty, strict liability, and worker’s compensation, in any way resulting from, connected with, or arising out of, directly or indirectly, a breach of this AGREEMENT and any of the CONTRACT DOCUMENTS, the tortious or negligent actions or omissions of the Indemnifying Party in connection with the operations or performance of this AGREEMENT, including actions or omissions of sub-contractors, and the acts or omissions, of the officers, employees, agents, representatives, of CANOO; provided however, that the Indemnifying Party need not indemnify the Indemnified Party from the damages proximately caused by and apportioned to the negligence of the Indemnified Party. This indemnity clause shall not cover the Indemnified Party’s defense costs in the event the Indemnified Party, in its sole discretion, elects to provide its own defense. CANOO shall obtain, at its own expense, any additional insurance that it deems necessary to meet its obligations under of this Section 9(a). This defense and indemnification obligation shall survive the expiration or termination of this AGREEMENT.

SECTION 10. ORDER ACKNOWLEDGEMENT.

CANOO shall provide written acknowledgment within [***] of WALMART’s submission of any PURCHASE ORDER. Such written acknowledgment shall contain a description of the order and an invoice for the price(s) associated with the order. Such invoice(s) shall be paid pursuant to the terms of the PAYMENT SCHEDULE. If CANOO receives an order from WALMART on a Friday or holiday, then the acknowledgement shall be sent to WALMART the next business day.

Written acknowledgement shall be sent via email to the following WALMART personnel:

[***]
SECTION 11. NOTICES.
Other than order acknowledgments as specified above, any and all notices required to be given by either of the PARTIES shall be in writing and deemed delivered when either:

a.Delivered personally to the contact at the address below; or

b.Sent by email to the other party at the email address set forth below; or

c.Deposited in the United States Mail via certified, return receipt requested, postage pre-paid mail, addressed to the other party at the address set forth below; or

d.Transmitted by other facsimile number or mailing address as may be provided by written notice of such change given to the other in the same manner as provided above.
FOR WALMART:    Walmart Supply Chain Engineering – Last Mile Innovation
    702 SW 8th Street
        Bentonville, AR 72716
    ATTN: [***] n

    With copy to:
    [***]

    Walmart Legal – Last Mile
    702 SW 8th Street

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
    Bentonville, AR 72716

FOR CANOO:          Canoo Inc.
15520 Highway 114, Suite 2C
Justin, Texas 76247
Attention: Legal Department

Email:     [***]

SECTION 12. SUBMITTALS.

All VEHICLE(s) submittal documentation that may be required by this AGREEMENT shall include applicable purchase order numbers and other key identifying details and shall appear, to the extent practicable, on all acknowledgements, shipping labels, packing lists, and invoices.

SECTION 13. DELIVERY OF MANUALS.

All manuals relating to VEHICLE(s) shall be submitted to WALMART prior to, at the time of or promptly following such VEHICLE DELIVERY. WALMART shall, upon written request, be entitled to a preview of the general VEHICLE manuals in a form and manner of DELIVERY mutually agreed by the PARTIES.

SECTION 14. INTENT OF AGREEMENT.

It is the intent of the PARTIES by the execution of this AGREEMENT, which is integrated and incorporated as part of the CONTRACT DOCUMENTS, to adequately set forth the full agreement between the parties for the sale and purchase of the VEHICLE(s).

SECTION 15. MULTIPLE DOCUMENTS.

The PARTIES agree that all CONTRACT DOCUMENTS are essential parts to the complete agreement between WALMART and CANOO. A requirement occurring in one is as binding as though occurring in all. The documents are intended to be complementary.

SECTION 16. BINDING EFFECT.

Upon the execution of this AGREEMENT by the PARTIES, it shall be binding upon and inure to the benefit of the PARTIES, their AFFILIATES, successors, and assigns.

SECTION 17. ENTIRE AGREEMENT AND MODIFICATION.

This AGREEMENT and the CONTRACT DOCUMENTS constitute the entire understanding between the PARTIES with respect to this transaction, and cancel and supersede all prior agreements, understandings, communications, or negotiations between the PARTIES, including but not limited to any letters of intent. Any modification to the AGREEMENT or CONTRACT DOCUMENTS must be in writing and signed by both PARTIES.

SECTION 18. ASSIGNMENT.

No order or any interest in this AGREEMENT shall be transferred by a PARTY without the written approval of the other PARTY, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either PARTY may assign this AGREEMENT at its discretion to one of its AFFILIATES without the consent of the other PARTY.

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
SECTION 19. EXCLUSIVITY.

As of the EFFECTIVE DATE, and continuing thereafter for a period equal to the duration of this AGREEMENT, unless earlier terminated by WALMART for any reason under Section 23, CANOO agrees that:

a.It will not engage in discussions with, negotiate into any agreement with, or actually provide in the absence of an agreement with Amazon.com, Inc. its subsidiaries or AFFILIATES (“AMAZON”), any services involving the design, manufacture, consult, advice, lease, or sale of electric vehicles; and

b.It will not issue any equity, equity-linked or debt securities of any type to AMAZON or enter into any agreement for purposes of providing AMAZON control over CANOO.

SECTION 20. ACQUISITION PROPOSALS.

a.In the event that CANOO receives an ACQUISITION PROPOSAL, or CANOO’s board of directors (“BOARD”) authorizes CANOO or any of its officers, representatives or agents to initiate or pursue an ACQUISITION PROPOSAL, within seventy-two (72) hours after receipt of such offer by CANOO or such authorization by the BOARD, as applicable, CANOO will provide WALMART with written notice (the “ACQUISITION PROPOSAL NOTICE”), which indicates solely that CANOO has received or been authorized by the BOARD to initiate or pursue an ACQUISITION PROPOSAL, as applicable; provided that if the ACQUISITION PROPOSAL received or authorized by the BOARD is with a Person listed on Exhibit “E” hereto (each such Person, a “RESTRICTED PARTY”), CANOO will be required to disclose the name of the particular RESTRICTED PARTY engaged in the ACQUISITION PROPOSAL, without being required to provide any further detail. For the avoidance of doubt, CANOO will not be required to provide any further information with respect to such ACQUISITION PROPOSAL, including, without limitation, the proposed purchase price or terms. CANOO will not consummate any ACQUISITION TRANSACTION contemplated by an ACQUISITION PROPOSAL for a period of [***] following the delivery of the ACQUISITION PROPOSAL NOTICE to WALMART.

b.The following definitions shall apply for purposes of this Section 20:

“ACQUISITION PROPOSAL” means any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to CANOO, the BOARD or publicly announced to CANOO’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.

“ACQUISITION TRANSACTION” means (a) any transaction or series of related transactions as a result of which any person or group (excluding WALMART or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of CANOO, (b) any transaction or series of related transactions in which the stockholders of CANOO immediately prior to such transaction or series of related transactions (the “PRE-TRANSACTION STOCKHOLDERS”) cease to beneficially own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of CANOO; provided that this clause (b) shall not apply if such transaction or series of related transactions is an acquisition by CANOO effected, in whole or in part, through the issuance of Equity Securities of CANOO, (c) any merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving CANOO, as a result of which at least 50% ownership of CANOO is transferred to another person or group (excluding

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
WALMART or any of its Affiliates), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the BOARD, or (e)  any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 50% or more of the consolidated assets, business, revenues, net income, assets or deposits of CANOO.

SECTION 21. DUTIES OF THE PARTIES.

a.CANOO does herein agree to undertake its duties as set forth in the CONTRACT DOCUMENTS for the sale and DELIVERY of VEHICLE(s). WALMART does herein agree to accept VEHICLE(s) conforming to the SPECIFICATIONS, provide notice to cure any NON-CONFORMING VEHICLES, and pay monies owed CANOO as required under the CONTRACT DOCUMENTS.

b.Each PARTY shall comply with the terms of the Mutual Non-Disclosure Agreement executed by the PARTIES on October 5, 2021.

SECTION 22. TERMINATION BY CANOO.

The PARTIES agree that CANOO may terminate this AGREEMENT for cause based upon a material breach of WALMART’S representations, warranties, and performance obligation(s) pursuant to the CONTRACT DOCUMENTS, including without limitation, the failure of WALMART to tender payment as set forth in this AGREEMENT. Such termination by CANOO shall take effect thirty (30) days following CANOO’s DELIVERY of written notice of default to WALMART specifying the breach, and WALMART’s failure to cure during that period.

SECTION 23. TERMINATION BY WALMART.

a.WALMART may terminate for cause if CANOO:

i.Becomes involved in an event or circumstance or a series of related events or circumstances, including with respect to non-compliance with applicable laws, that involves CANOO, its AFFILIATES or its executive officers that has, or would reasonably be expected to have, a material adverse reputational or legal impact on WALMART or WALMART’s business by reason of continued association with CANOO (a “REPUTATIONAL EVENT”).

ii.Fails to provide ACQUISITION PROPOSAL NOTICE as required by this AGREEMENT, or otherwise fails to adhere to the terms of Section 20.

iii.Fails to begin performance under the terms of this AGREEMENT in a timely manner; or

iv.Fails to furnish conforming VEHICLE(s) and fails to cure within 90 days of notice;

v.Performs any service required in SPECIFICATIONS unsuitably or performs work anew as may be rejected as unacceptable and unsuitable; or
vi.Fails to cure any breach of performance obligation(s) pursuant to the CONTRACT DOCUMENTS within 90 days of notice on more than three consecutive occasions; or

vii.Becomes insolvent or is declared bankrupt or commits any act of bankruptcy or insolvency; or

viii.Makes assignment for the benefit of creditors; or

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
ix.For any other cause whatsoever, fails to perform the duties set forth in this AGREE- MENT and the CONTRACT DOCUMENTS in an acceptable manner.

b.Termination of this AGREEMENT by WALMART and any PURCHASE ORDER for cause as set forth in subsection (a) shall take effect within seven (7) days of written notice of termination. Any costs and charges incurred by WALMART, together with the cost of completing any work due under the CONTRACT DOCUMENTS, will be deducted from any monies due or which may become due to CANOO for PURCHASE ORDERS fulfilled prior to the termination date in accordance with the terms of this AGREEMENT. WALMART shall have no obligation to tender payment for portions of PURCHASE ORDERS that remain unfulfilled at the termination date.

c.WALMART may terminate this AGREEMENT for convenience with written notice specifying when such termination shall become effective and what remaining performance by CANOO or furnishing of VEHICLE(s) will be authorized and compensated. In no event shall such termination take effect less than thirty (30) days following WALMART’s submission of termination notice under this subsection. Notwithstanding the above, any termination permitted under this Section 23(c) shall not affect a PURCHASE ORDER submitted to CANOO prior to such notice of termination.

d.In the event WALMART terminates this AGREEMENT for convenience as set forth in subsection (c), then:
x.After receipt of notice of termination, CANOO shall submit to WALMART a termination claim no later than [***] calendar days from the EFFECTIVE DATE of termination summarizing the amounts it claims are due and owing for PURCHASE ORDERS up through the termination date. Upon failure of CANOO to submit a termination claim, WALMART may determine, on the basis of information available, the amount, if any, due to CANOO by reason of the termination and shall thereupon pay to CANOO the amount so determined.

xi.CANOO and WALMART may agree upon the whole or any part of the amount or amounts to be paid to CANOO by reason of the total or partial termination, provided that such agreed amount or amounts, exclusive of settlement costs, shall not exceed the total contract price as reduced by the amount of payments otherwise made.

SECTION 24. WALMART VENDOR REQUIREMENTS.

a.WALMART’s vendor requirements are available online by visiting https://corporate.walmart.com/suppliers/requirements and are herein incorporated by this reference. CANOO shall conform to WALMART’s vendor requirements as a material term of this AGREEMENT.

b.If CANOO receives or processes Walmart Confidential Information or receives access to Walmart Systems, CANOO shall meet the requirements of the Information Security Addendum attached as Exhibit “F.”

SECTION 25. FORUM, GOVERNING LAW; DISPUTES.

This AGREEMENT and the integrated CONTRACT DOCUMENTS shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware. The proper forum for any legal action arising out of or related to this AGREEMENT and/or the CONTRACT DOCUMENTS shall be the state or federal courts located in Delaware.

Any dispute, controversy, or claim arising out of or relating to this AGREEMENT, or the breach, termination or invalidity hereof (each, a "DISPUTE"), shall be submitted for negotiation and resolution to the applicable PARTY by written notice (each, a “DISPUTE NOTICE”), and the PARTIES shall negotiate in good faith to resolve the DISPUTE. If the PARTIES are unable to resolve any DISPUTE within thirty (30) days after delivery of the applicable DISPUTE NOTICE,

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
either PARTY may file suit in a court of competent jurisdiction in accordance with the provisions of this Section 25. Neither PARTY shall be required to submit a DISPUTE NOTICE for a DISPUTE that requires relief in less than thirty (30) days through court order.

SECTION 26. SEVERABILITY.

In the event that any portion of this AGREEMENT shall be held to be unenforceable, the remaining portions of this AGREEMENT shall remain in full force and effect.

SECTION 27. NO PERSONAL LIABILITY.

It is agreed by the PARTIES that in no event shall any official, officer, agent, or employee of either PARTY be held in any way personally responsible for any covenant or agreement herein contained, whether expressed or implied, nor for any statement or representation made.

SECTION 28. DISCRIMINATION PROHIBITED.

In performing this AGREEMENT, CANOO shall not discriminate against any person on the basis of race, color, religion, sex, national origin, age or non-job related handicap or because of prior military service or current military status, and shall comply with all applicable Federal and state laws and regulations and executive order of governmental agencies relating to civil and human rights.

SECTION 29. FORCE MAJEURE EVENT.
a.Non-performance: Neither PARTY shall be liable for any failure to perform or delay in performance under this AGREEMENT to the extent that such failure or delay is caused by a Force Majeure Event, defined as an event beyond the reasonable control of and not the fault of the non-performing PARTY.

b.Force Majeure Events: Force Majeure Events include, but are not limited to, flood, lightning, earthquake, fire, landslide, hurricane, tornado, explosion, war, riot, civil disturbance or commotion, terrorist act, military action, pandemic (including COVID-19 and evolutions thereof), epidemic, labor disputes, strikes or shortages, industry large scale trade or supply chain calamity or disruption, or actions of a public authority.

c.Notice: If the non-performing PARTY seeks to assert this action, that PARTY shall provide the performing PARTY with prompt written notice of such assertion along with a written estimate of the period of time the Force Majeure Event is reasonably expected to continue. Performance under this Agreement shall be immediately resumed once the Force Majeure Event is alleviated.

SECTION 30. CONTINUATION OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties contained in this Agreement (other than any representations and warranties related to the VEHICLES) shall continue in full force and effect after execution of this AGREEMENT. If either PARTY later learns that a warranty or representation that it made is untrue, it is under a duty to promptly disclose this information to the other PARTY in writing. No representation or warranty contained herein shall be deemed to have been waived or impaired by any investigation made by or acknowledge of the other PARTY to this AGREEMENT.

SECTION 31. WARRANTY OF AUTHORITY TO EXECUTE.

a.The person executing this AGREEMENT on behalf of WALMART represents and warrants due authorization to do so on behalf of WALMART, and that upon execution of this

Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
AGREEMENT on behalf of WALMART, the same is binding upon, and shall inure to the benefit of, WALMART.

b.The person executing this AGREEMENT on behalf of CANOO represents and warrants due authorization to do so on behalf of CANOO, and that upon execution of this AGREEMENT on behalf of CANOO, the same is binding upon, and shall inure to the benefit of CANOO.

SECTION 32. PUBLICITY. Promptly following the execution of this Agreement, the CANOO and WALMART shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this Agreement. Prior to the issuance of the Mutual Press Release, neither the CANOO and WALMART shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other PARTY. CANOO shall not use the logo, trademarks or trade names of WALMART or its subsidiaries without obtaining WALMART’s prior written consent, which consent shall be given in WALMART’s sole discretion.  Both PARTIES shall have the right to disclose any information the PARTIES mutually agreed to publicly release (including the Mutual Press Release) related to this AGREEMENT to (1) the investor community as part of required disclosures or fundraising activities; and (2) in connection with publicity releases and press interviews on a mutually agreeable timetable.  The PARTIES shall mutually agree in writing to the content and timing of any future publicity activities relating to the extended business relationship and what was publicly disclosed in the relevant press releases and regulatory related filings related to this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day, month, and year first above written.

CANOO SALES, LLC WALMART

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Signature Signature

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Printed Name Printed Name

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Title Title

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Date Date

Exhibit “A”
VEHICLE SPECIFICATIONS

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Exhibit “B”
PAYMENT SCHEDULE
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Exhibit “C”
DELIVERY SCHEDULE

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Exhibit “D”
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Exhibit “E”
LIST OF RESTRICTED PARTIES

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Exhibit “F”
INFORMATION SECURITY ADDENDUM

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